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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 19, 2000
                        (Date of earliest event reported)

                                 SPACEDEV, INC.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)


       Colorado                   000-28947               84-1374613
       --------                   ---------               ----------
    (State or Other             (Commission             (IRS Employer
    Jurisdiction of              File Number)           Identification
    Incorporation)                                          Number)


                       13855 Stowe Drive, Poway, CA 92064
                       ----------------------------------
               (Address of Principal Offices, including zip code)


                                 (858) 375-2030
                                 --------------
              (Registrant's telephone number, including area code)


Item 5.     Other Events

Resignation of Officer

Effective May 19, 2000, Jan A. King, resigned his position as Registrant's Vice President of Space Engineering. Mr. King will be taking a Chief Technical Officer position with one of Registrant's customers. In that position, among other duties, we are advised that Mr. King will monitor new contracts between the two companies, and that he plans to be present in SpaceDev headquarters facility up to two days per week. Mr. King will retain his office space at SpaceDev. As a result of the recent addition of Stanley W. Dubyn, President and Chief Operating Officer, to Registrant's management team, Mr. King's resignation is not expected to have a material adverse impact on Registrant's operations.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPACEDEV, INC.


Date: June 2, 2000                  By:  /s/ James W. Benson
                                        ------------------------
                                    Name:  James W. Benson
                                    Title: Chief Executive Officer

Date: June 2, 2000                  By:  /s/ Charles H. Lloyd
                                        ------------------------
                                    Name:  Charles H. Lloyd
                                    Title: Chief Financial Officer